UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2021 (the “Closing Date”), Blue Apron Holdings, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Financing Agreement dated as of October 16, 2020 (as amended, the “Financing Agreement”), by and among the Company, Blue Apron, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), certain other subsidiaries of the Company party thereto as subsidiary guarantors (together with the Company, the “Guarantors”), the lenders party thereto from time to time (the “Lenders”) and Blue Torch Finance LLC, as administrative agent and collateral agent for the Lenders (the “Agent”).

Among other things, the Amendment:

•	provides a new $5.0 million term loan (the “2021 Term Loan”), which bears interest at a rate equal to LIBOR (subject to a 1.50% floor) plus 10.00% per annum, matures at the same time as the Borrower’s existing $35.0 million term loan on March 31, 2023 (the “2020 Term Loan”), is secured by the same collateral as the 2020 Term Loan, is prepayable and does not require periodic principal payments;

•	increases the interest rate margin on the 2020 Term Loan by 1.00% per annum, resulting in the 2020 Term Loan bearing interest, from and after the date of the Amendment, at a rate equal to LIBOR (subject to a 1.50% floor) plus 9.00% per annum;

•	waives the requirement that the Borrower prepay the 2020 Term Loan with 50% of the proceeds of equity issuances, provided that the waiver will expire upon the earlier of (i) such time as the cumulative net proceeds from equity issuances of the Borrower otherwise requiring such prepayment exceed $30.0 million (calculated net of the prepayment of the 2021 Term Loan described below) or (ii) 60 days after the Closing Date;

•	requires that the Borrower prepay the 2021 Term Loan with 100% of the proceeds of equity issuances (in addition to the other mandatory prepayment provisions applicable to the 2020 Term Loan, which also apply to the 2021 Loan);

•	reduces the minimum liquidity covenant in the Financing Agreement from $20.0 million at all times to $15.0 million at all times until the earlier of (i) May 15, 2022 and (ii) the date on which the 2021 Term Loan and all accrued and unpaid interest thereon is repaid in full (the “Covenant Reset Date”); and

•	charges a $1.0 million closing fee, which (i) was capitalized on the Closing Date as additional indebtedness under the 2021 Term Loan, (ii) bears interest at the same interest rate as the 2021 Term Loan; and (iii) 50% of which will be forgiven if the 2021 Term Loan (inclusive of the other 50% of the closing fee) is repaid within 60 days after the Closing Date.

The proceeds of the 2021 Term Loan are required to be funded into an escrow account between the Lenders and an escrow agent. The Lenders will not be permitted to make withdrawals from the escrow account except in connection with repayment of the 2021 Term Loan, whether upon prepayment, an event of default or maturity of the 2021 Term Loan.

The $5.0 million of proceeds of the 2021 Term Loan will qualify as liquidity of the Company for purposes of the minimum liquidity covenant contained in the Financing Agreement, such that, in combination, the 2021 Term Loan and the reduction in the minimum liquidity covenant will provide the Company with an aggregate of $10 million in additional flexibility in respect of the minimum liquidity covenant until the Covenant Reset Date.

Information regarding the warrants to be issued to the Lenders in connection with the Amendment is set forth under Item 3.02 of this Current Report and is incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Amendment, the Company agreed to grant warrants (the “Warrants”) to the Lenders. Under the terms of the Amendment, so long as the 2020 Term Loan or 2021 Term Loan remain outstanding, on the first day of each quarter beginning on or after July 1, 2021, the Company will issue a Warrant to the Lenders to purchase, at an exercise price of $0.01 per share, such number of shares of Class A common stock of the Company as equals 0.50% of the then outstanding fully-diluted shares of Common Stock of the Company. The number of shares issuable upon exercise of each Warrant is subject to increase each time the Company issues or sells any shares of Common Stock, Common Stock equivalents, options or convertible securities for a consideration per share (including upon exercise, exchange or conversion) of less than the fair market value per share of the Class A common stock as of the Closing Date. The Warrants will expire five years after the applicable issuance date and will be exercisable on a cash basis or, at the election of the holder, on a cashless basis. In connection with the grant of the Warrants, the Company agreed, within 30 days after the issuance of the first warrant, to file a shelf registration statement (the “Shelf”) registering the resale of the shares of Class A common stock issuable upon exercise of the Warrants on a delayed or continuous basis and to use reasonable efforts to have the Shelf declared effective as soon as practicable after the filing thereof. The Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). Upon the issuance of each Warrant after the effectiveness of the Shelf, the Company also agreed, no later than 15 days (or 30 days in the case of a registration on Form S-1) after each such issuance, to prepare and file with the SEC such amendments, including post-effective amendments, and supplements to the Shelf as may be necessary to register under the Shelf the resale of all shares issued under such additional Warrant.

The issuance of the Warrants is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act in that the transaction was by an issuer not involving any public offering. At issuance, the recipients of the Warrants will represent that they are “accredited investors” and will represent their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of Warrant (included within Exhibit 10.1)

10.1	Amendment No. 2 to Financing Agreement, dated as of May 5, 2021, by and among Blue Apron Holdings, Inc., Blue Apron, LLC, Blue Torch Finance LLC and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: May 6, 2021	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary